Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-228973 on Form S-4 and Registration Statement No. 333- 230675 on Form S-8 of our report dated March 13, 2020, relating to the consolidated financial statements of Twin River Worldwide Holdings, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey
March 13, 2020